Exhibit 99.6

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On September 6, 2022, Sitio entered into the merger agreement with Opco LP, New Sitio, Brigham Merger Sub, Sitio Merger Sub, Opco Merger Sub, Brigham and Opco LLC, pursuant to which Brigham Merger Sub will merge with and into Brigham (the “Brigham Merger”), with Brigham surviving the Brigham Merger as a wholly owned subsidiary of New Sitio and (ii) Sitio Merger Sub will merge with and into Sitio (the “Sitio Merger”), with Sitio surviving the Sitio Merger as a wholly owned subsidiary of New Sitio. Immediately thereafter, Opco Merger Sub will merge with and into Opco LLC (the “Opco Merger” and, together with the Brigham Merger and the Sitio Merger, the “mergers”) with Opco LLC surviving the Opco Merger as a wholly owned subsidiary of Opco LP. As a result of the mergers, Sitio and Brigham will become direct wholly owned subsidiaries of New Sitio, a new holding company, which will be renamed “Sitio Royalties Corp.” Upon completion of the mergers, former Sitio stockholders and former Brigham stockholders will own stock in New Sitio, which is expected to be listed for trading on the NYSE. New Sitio is a newly created holding company formed for purposes of effectuating the mergers and has conducted no operations and owns no material assets prior to completion of the mergers. The transactions contemplated by the merger agreement are referred to herein as the “Transactions” and the adjustments related thereto are referred to as the “Transaction Adjustments.”

The mergers will be accounted for using the acquisition method of accounting in accordance with ASC 805, with Sitio as the accounting acquirer. For further information please see the section entitled “The Mergers—Accounting Treatment.”

The following unaudited pro forma condensed consolidated combined financial statements (the “pro forma financial statements”) present the historical consolidated financial statements of Sitio (the accounting acquirer in the mergers), Kimmeridge Mineral Fund (“KMF”), Sitio’s predecessor for financial reporting purposes, combined with the historical consolidated financial statements of Falcon Minerals Corporation (“Falcon”), which was acquired by Sitio in June 2022, and the historical consolidated financial statements of Brigham, in each case adjusted as described below. Additionally, the pro forma financial statements include adjustments associated with the Falcon Merger and the Sitio Acquisitions (as defined below) (the Falcon Merger and the Sitio Acquisitions, the “Sitio Transactions”) completed by Sitio prior to the mergers (the “Sitio Adjustments”):

•

the merger transactions on June 7, 2022 with Opco LP, Ferrari Merger Sub A LLC (“Ferrari Merger Sub”), and DPM HoldCo, LLC (“Desert Peak”), pursuant to which Ferrari Merger Sub merged with and into Desert Peak, with Desert Peak as the accounting acquirer (the “Falcon Merger”);

•

the acquisition on June 7, 2021 of approximately 7,200 NRAs from Chambers Minerals, LLC, an affiliate of Kimmeridge, consisting of a 2.0% (on an 8/8ths basis) overriding royalty interest, proportionately reduced to Callon Petroleum Company’s (“Callon”) net revenue interest, in substantially all Callon-operated oil and gas leaseholds in the Delaware Basin (the “Chambers Acquisition”);

•	the acquisition on June 30, 2021 of approximately 18,500 NRAs from Rock Ridge Royalty, LLC (the “Rock Ridge Acquisition”); and

•

the acquisition on August 31, 2021 of approximately 25,000 NRAs from Source Energy Leasehold, LP and Permian Mineral Acquisition, LP (the “Source Acquisition” and, together with the Chambers Acquisition and the Rock Ridge Acquisition, the “Sitio Acquisitions”).

The unaudited pro forma condensed consolidated combined balance sheet gives effect to the Transactions as if they had occurred on September 30, 2022. The Sitio Acquisitions and Falcon Merger are reflected in the historical consolidated balance sheet of Sitio as of September 30, 2022, and, as such, no pro forma adjustments are made for such transactions in the unaudited pro forma condensed consolidated combined balance sheet.

The unaudited pro forma condensed consolidated combined statements of operations for the nine months ended September 30, 2022 and for the year ended December 31, 2021 give effect to the Transactions and the Sitio Transactions as if they had occurred January 1, 2021. The pro forma financial statements contain certain reclassification adjustments, as applicable, to (i) conform the historical Falcon or Brigham financial statement presentations to Sitio’s financial statement presentation and (ii) conform certain of Falcon’s or Brigham’s historical amounts to Sitio’s financial statement presentation.

The unaudited pro forma financial statements have been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using assumptions set forth in the notes to the unaudited pro forma financial statements. The pro forma financial statements have been adjusted to include transaction accounting adjustments in accordance with GAAP, linking the effects of the Transaction Adjustments and the Sitio Adjustments to the historical consolidated financial statements of Sitio. As of the date of this consent solicitation statement/proxy statement/prospectus, the detailed valuation study necessary to arrive at the required final estimates of the fair value of the Falcon assets acquired and the liabilities assumed and the related allocations of purchase price has not been completed. A final determination of the fair value of Falcon’s assets and liabilities will be based on the actual assets and liabilities of Falcon that existed as of the Falcon Merger effective time. As of the date of this consent solicitation statement/proxy statement/prospectus, the detailed valuation study necessary to arrive at the required final estimates of the fair value of the Brigham assets to be acquired and the liabilities to be assumed and the related allocations of purchase price has not been completed, nor have all necessary adjustments been made to conform Brigham’s accounting policies to Sitio’s accounting policies. A final determination of the fair value of Brigham’s assets and liabilities will be based on the actual assets and liabilities of Brigham that exist as of the effective time of the mergers and, therefore, cannot be made prior to the completion of the mergers.

The pro forma financial statements and related notes are presented for illustrative purposes only and should not be relied upon as an indication of the financial condition or the operating results that Sitio would have achieved if the Sitio Transactions had taken place on the assumed dates. The pro forma financial statements do not reflect future events that may occur after the consummation of the mergers, including, but not limited to, the anticipated realization of ongoing savings from potential operating efficiencies, asset dispositions, cost savings, or economies of scale that may be achieved with respect to the combined operations. As a result, future results may vary significantly from the results reflected in the pro forma financial statements and should not be relied on as an indication of New Sitio’s future results.

Pro Forma Condensed Consolidated Combined Balance Sheet

As of September 30, 2022

(Unaudited)

	Historical	Historical
	Sitio Royalties Corp.	Brigham Minerals, Inc.	Transaction Adjustments		Pro Forma Combined
	(In thousands, except share amounts)
ASSETS			A
Current assets:
Cash and cash equivalents	$10,812	$32,995	$—		$43,807
Restricted cash	—	6,629	—		6,629
Accrued revenue and accounts receivable	83,514	63,317	—		146,831
Derivative asset	22,531	—	—		22,531
Prepaid assets and other	1,297	3,196	—		4,493

Total current assets	118,154	106,137	—		224,291

Property and equipment:
Oil and natural gas properties, successful efforts method:
Unproved properties	1,473,142	310,783	1,265,861		3,049,786
Proved properties	1,042,257	754,418	72,425		1,869,100
Property and equipment	3,201	3,559	(1,629)		5,131
Accumulated depreciation, depletion, and amortization	(186,004)	(355,990)	355,990		(186,004)

Net oil and gas properties and other property and equipment	2,332,596	712,770	1,692,647		4,738,013

Other long-term assets:
Long-term derivative asset	28,888		—		28,888
Deferred financing costs	6,131	1,202	—		7,333
Operating lease right-of-use-asset	—	5,883	—		5,883
Deferred tax assets	—	39,485	(39,485)		—
Other long-term assets	648	—	—		648

Total long-term assets	35,667	46,570	(39,485)		42,752

TOTAL ASSETS	$2,486,417	$865,477	$1,653,162		$5,005,056

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$15,877	$21,923	$100,000	B	$137,800
Current operating lease liability	—	1,211	—		1,211
Warrant liability	2,770				2,770
Derivative liability	150				150

Total current liabilities	18,797	23,134	100,000		141,931

Long-term liabilities:			—
Long-term debt	666,834	73,000	—		739,834
Non-current operating lease liability	—	4,831	—		4,831
Deferred tax liability	4,782	—	248,753		253,535
Deferred rent	1,138	—	—		1,138
Other non-current liabilities	—	2,427	—		2,427

Total liabilities	691,551	103,392	348,753		1,143,696
COMMITMENTS AND CONTINGENCIES
Temporary equity	1,573,201	—	(50,624)	B	1,740,264
			76,574	C
			141,113	D
Equity:
Class A common stock (12,706,082 and 76,309,429 shares issued and outstanding on a historical and pro forma basis, respectively)	1	547	(547)	C	8
			7	D
Class C common stock (71,134,752 and 78,239,436 shares issued and outstanding on a historical and pro forma basis, respectively)	7	—	1	D	8
Additional paid-in capital	221,819	760,879	(75,368)	C	2,170,618
			1,263,288	D
Accumulated deficit	(162)	(91,218)	(49,376)	B	(49,538)
			91,218	C
Treasury stock, at cost	—	(6,338)	6,338	C	—
Non-controlling interests	—	98,215	(98,215)	C	—

Total equity	221,665	762,085	1,137,346		2,121,096

Total liabilities, temporary equity and equity	$2,486,417	$865,477	$1,653,162		$5,005,056

The accompanying notes are an integral part of these condensed consolidated financial statements.

Pro Forma Condensed Consolidated Combined Statement of Operations

For the Nine Months Ended September 30, 2022

(Unaudited)

	Historical	Sitio Royalties Adjustment	Sitio Predecessor Transaction Adjustments		As Adjusted		Historical	Transaction Adjustments			Pro Forma Combined
	Sitio Royalties Corp.	Falcon Minerals Corporation			Sitio Royalties Corp.		Brigham Minerals, Inc.
	(In thousands, except per share data)
Revenue:
Oil, natural gas and natural gas liquids revenues	$260,219	$44,862$			$305,081		$253,148	$			$558,229
Lease bonus and other income	9,445	779	(497)	D	9,727		3,365				13,092
Commodity derivatives losses		(302)	302	J	—		—				—

Total revenue	269,664	45,339	(195)		314,808		256,513		—		571,321

Operating Expenses:
Management fees to affiliates	3,241				3,241	I					3,241
Depreciation, depletion and amortization	67,302	6,450	(12,757)	H	77,947		40,726		28,987	N	147,660
			17,076	H
			(124)	D
General and administrative	24,043	28,287	(180)	D	52,150		24,330		9,172	O	85,652
General and administrative - affiliates	74				74						74
Severance and ad valorem taxes	18,019	2,860			20,879		15,664				36,543
Marketing and transportation		374			374		7,211				7,585

Total operating expenses	112,679	37,971	4,015		154,665		87,931		38,159		280,755

Net income (loss) from operations	156,985	7,368	(4,210)		160,143		168,582		(38,159)		290,566
Other income (expense):
Interest expense, net	(18,096)	(876)			(18,972)		(3,114)				(22,086)
Change in fair value of warrant liability	3,842	(270)			3,572						3,572
Loss on extinguishment of debt	(11,487)				(11,487)						(11,487)
Commodity derivative gains (losses)	53,508	—	(302)		53,206						53,206
Other income (expense)	—	13			13		40				53

Total other income (expense):	27,767	(1,133)	(302)		26,332		(3,074)		—		23,258

Net income before income tax expense	184,752	6,235	(4,512)		186,475		165,508		(38,159)		313,824
Income tax (expense) benefit	(5,206)	(1,820)	(35,863)	K	(42,889)		(31,820)		2,529	K	(72,180)

Net income	$179,546	$4,415	$(40,375)		$143,586		$133,688		$(35,630)		$241,644

Less net income attributable to Predecessor	(78,104)		78,104	L	—		—				—
Less net income attributable to non-controlling interests	—	(4,917)	4,917	L	—		(21,998)		21,998	L	—
Less net (income) loss attributable to temporary equity	(86,143)		(35,683)	L	(121,826)		—		(505)	L	(122,331)

Net income attributable to Class A stockholders	$15,299	$(502)	$6,963		$21,760		$111,690		$(14,137)		$119,313

Net Income per Common Share
Basic	$1.19						2.16				1.55	M
Diluted	$1.19						2.09				1.55	M
Weighted Average Common Shares Outstanding
Basic	12,665						51,663				76,309	M
Diluted	12,665						53,463				76,309	M

The accompanying notes are an integral part of these condensed consolidated financial statements.

Pro Forma Condensed Consolidated Combined Statement of Operations

For the Year Ended December 31, 2021

(Unaudited)

	Historical	Sitio Royalties Adjustments						As Adjusted		Historical	Transaction Adjustments			Pro Forma Combined
	Kimmeridge Mineral Fund, L.P. (Sitio Predecessor)	Chambers Acquisition	Rock Ridge Acquisition	Source Acquisition	Falcon Minerals Corporation	Sito Predecessor Transaction Adjustments		Sitio Royalties Corp.		Brigham Minerals, Inc.
	(In thousands, except per share data)
Revenue:		A	B	C
Oil, natural gas and natural gas liquids revenues	$118,548	$4,105	$10,328	$19,776	$72,838	$(1,970)	J	$223,625		$156,699	$			$380,324
Lease bonus and other income	2,040		925	71		(227)	D	4,779		4,518				9,297
						1,970	J
Commodity derivatives losses			(1,125)		(4,830)	1,125	E	—		—				—
						4,830	J

Total revenue	120,588	4,105	10,128	19,847	68,008	5,728		228,404		161,217		—		389,621

Operating Expenses:
Management fees to affiliates	7,480							7,480	I	—				7,480
Depreciation, depletion and amortization	40,906		3,366		15,233	13,370	H	74,595		36,677		48,631	N	159,903
						2,007	H
						(287)	D
General and administrative	4,143		1,314		14,130	(373)	D	50,861		22,475		13,004	O	186,340
						25,000	F					100,000	P
						6,647	G
General and administrative—affiliates	8,855							8,855		—				8,855
Severance and ad valorem taxes	6,858	247	276	1,339	3,935			12,655		9,320				21,975
Marketing and transportation					1,752			1,752		6,818				8,570
Deferred offering costs write-off	2,396							2,396		—				2,396

Total operating expenses	70,638	247	4,956	1,339	35,050	46,364		158,594		75,290		161,635		395,519

Net income (loss) from operations	49,950	3,858	5,172	18,508	32,958	(40,636)		69,810		85,927		(161,635)		(5,898)
Other income (expense):
Interest expense, net	(1,893)		(88)		(1,924)			(3,905)		(1,701)				(5,606)
Change in fair value of warrant liability					467			467		—				467
Commodity derivatives gains (losses)					—	(4,830)	J	(4,830)		—				(4,830)
Other income (expense)					50			50		53				103

Total other income (expense):	(1,893)	—	(88)	—	(1,407)	(4,830)		(8,218)		(1,648)		—		(9,866)
Net income (loss) before income tax expense	48,057	3,858	5,084	18,508	31,551	(45,466)		61,592		84,279		(161,635)		(15,764)
Income tax (expense) benefit	(562)		27		(4,059)	(9,572)	K	(14,166)		(16,253)		34,035	K	3,626

Net income (loss)	$47,495	$3,858	$5,111	$18,508	$27,492	$(55,038)		$47,426		$68,026		$(127,590)		$(12,138)

Less net income attributable to non-controlling interests	(18,781)				(14,336)	33,117	L	—		(1,922)		1,922	L	—
Less net (income) loss attributable to temporary equity						(40,239)	L	(40,239)		(15,821)		62,205	L	6,145

Net income (loss) attrib utable to Class A stockholders	$28,714	$3,858	$5,111	$18,508	$13,156	$(62,160)		$7,187		$50,283		$(63,463)		$(5,993)

Net Income (loss) per Common Share
Basic					$0.28					1.13				(0.09)	M
Diluted					$0.28					1.10				(0.09)	M
Weighted Average Common Shares Outstanding
Basic					46,321					44,576				76,309	M
Diluted					46,321					45,632				76,309	M

The accompanying notes are an integral part of these condensed consolidated financial statements.

Notes to unaudited pro forma condensed consolidated combined financial statements

1.	Basis of Presentation, the Offering and Reorganization

The pro forma financial statements have been derived from the historical financial statements of Sitio, Falcon and Brigham. The pro forma financial statements contain certain reclassification adjustments, as applicable, to (i) conform the historical Falcon or Brigham financial statement presentations to Sitio’s financial statement presentation and (ii) conform certain of Falcon’s or Brigham’s historical amounts to Sitio’s financial statement presentation. The pro forma condensed consolidated combined balance sheet as of September 30, 2022 gives effect to the Transactions as if they had occurred on September 30, 2022. The Sitio Acquisitions and Falcon Merger are reflected in the historical consolidated balance sheet of Sitio as of September 30, 2022, and, as such, no pro forma adjustments are made for such transactions in the unaudited pro forma condensed consolidated combined balance sheet. The unaudited pro forma condensed consolidated combined statements of operations for the nine months ended September 30, 2022 and for the year ended December 31, 2021 give effect to the Sitio Transactions and Transactions as if they had occurred on January 1, 2021.

The pro forma financial statements reflect pro forma adjustments that are based on available information and certain assumptions that management believes are reasonable. However, actual results may differ from those reflected in these statements. In management’s opinion, all adjustments known to date that are necessary to present fairly the pro forma information have been made. The pro forma financial statements do not purport to represent what New Sitio’s financial position or results of operations would have been if the Sitio Transactions had actually occurred on the dates indicated above, nor are they indicative of New Sitio’s future financial position or results of operations.

These pro forma financial statements should be read in conjunction with the historical financial statements, and related notes thereto, of Sitio, KMF, Falcon and Brigham for the periods presented, which are included or incorporated by reference in this consent solicitation statement/proxy statement/prospectus.

2.	Unaudited Pro Forma Condensed Consolidated Combined Balance Sheet

Transaction Adjustments

A.

Unless otherwise noted, the adjustments reflect the acquisition method of accounting with Sitio as the accounting acquirer of Brigham. Under the acquisition method of accounting, the purchase price is allocated to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair values, with any excess purchase price (if applicable) allocated to goodwill. Sitio has not completed the detailed valuation studies necessary to compute the fair value estimates of Brigham’s assets acquired and liabilities assumed and the related allocations of purchase price, nor has it identified all adjustments necessary to conform Brigham’s accounting policies to Sitio’s accounting policies. The preliminary estimation of the fair values of the Brigham assets was performed as of November 7, 2022. A final determination of the fair value of the Brigham assets and liabilities will be based on the actual net assets and liabilities of Brigham that exist as of the Closing Date. The value of the consideration given by Sitio will be based on the closing price of Sitio Class A Common Stock immediately prior to the Closing. The pro forma adjustments included herein may be revised as additional information becomes available and as additional analyses are performed. The final purchase price allocation may be different than that reflected in the preliminary pro forma purchase price allocation presented herein, and this difference may be material. The pro forma purchase price allocation is preliminary and was based on an estimate of the fair values of the tangible and intangible assets and liabilities related to Brigham and the closing price of Sitio Class A Common Stock of $30.64 on November 7, 2022.

The following table summarizes the preliminary estimate of the purchase price (in thousands, except per share data):

Brigham Common Stock — issued and outstanding as of September 30, 2022(1):	62,408
Exchange ratio	1.133
New Sitio Common Stock to be issued in exchange for Brigham Common Stock(1)	70,708
Sitio Class A Common Stock price(1)	$30.64

Total consideration and fair value	$2,166,494

(1)

The final purchase price will be based on the fair value of new shares of New Sitio Common Stock issued in exchange for shares of Brigham Common Stock as of the Closing Date. The number of shares of Brigham Common Stock includes new shares that are anticipated to be issued upon the vesting of outstanding equity awards under Brigham’s Long Term Incentive Plan. The estimated fair value of Sitio Class A Common Stock is based on the closing price of Sitio Class A Common Stock as of November 7, 2022, which will be adjusted as of the Closing Date. A 10% increase or decrease in the trading price of Sitio Class A Common Stock would increase or decrease the total purchase price by approximately $170.5 million. The potential change in the purchase price will likely affect the value allocated to oil and natural gas properties as the value of the underlying estimated oil and natural gas reserve volumes is dependent upon commodity prices on the Closing Date.

The following table summarizes the allocation of the preliminary estimate of the purchase price to the assets acquired and liabilities assumed (in thousands):

Brigham fair values:
Current assets	$106,137
Unproved oil and gas properties	1,576,644
Proved oil and gas properties	826,843
Property and equipment	1,930
Other long-term assets	7,085
Current liabilities	(23,134)
Long-term debt	(73,000)
Deferred tax liabilities	(248,753)
Other long-term liabilities	(7,258)

Total consideration and fair value	$2,166,494

B.

Represents the impact of one-time, nonrecurring transaction costs associated with the Transactions. These transaction costs are based on preliminary estimates, and the final amounts and the resulting effect on Sitio’s financial position may differ significantly. These incremental costs are not yet reflected in the historical September 30, 2022 unaudited consolidated balance sheets of Brigham and Sitio, but are reflected in the unaudited pro forma condensed consolidated combined balance sheet as an increase to accounts payable and accrued expenses as they will be expensed by Brigham and Sitio as incurred.

C.

The historical financial statements of New Sitio following the mergers will be those of Sitio. As such, the adjustments represent: (i) the elimination of Brigham’s historical equity; and (ii) the retroactive restatement (recapitalization) of Brigham’s equity structure to reflect that of Sitio subsequent to the Transactions. Interests attributable to shares of New Sitio Class C Common Stock and Opco LP Units will be classified as temporary equity in New Sitio due to the cash redemption features of these instruments and as the holders of New Sitio Class C Common Stock are expected to control a majority of the votes of the board of directors through ownership of a majority of the voting stock, which allows the holders of New Sitio Class C Common Stock to effectively control the determination of whether a redemption of New Sitio Class C Common Stock and Opco LP Units would be settled in shares of New Sitio Class A Common Stock or an equivalent amount of cash.

D.

Represents the increase in net assets as a result of the purchase price allocation, allocated between temporary equity and additional paid in capital, based on the percentage ownership split between holders of New Sitio Class A Common Stock and New Sitio Class C Common Stock expected to be issued to Brigham stockholders in the mergers, less the par value of New Sitio Class A Common Stock and New Sitio Class C Common Stock issued in the mergers as shown below.

Post-Exchange
New Sitio Class A Common Stock	63,603,347
Par value of new Class A Shares ($0.0001 per share)	$6,360
New Sitio Class C Common Stock	7,104,684
Par value of new Class C Shares ($0.0001 per share)	$710

The increase in net assets as a result of the purchase price allocation, which can be attributed shares of New Sitio Class C Common Stock will be classified into temporary equity due to the cash redemption features of the New Sitio Class C Common Stock and Opco LP Units; the increase allocable to New Sitio Class A Common Stock will be classified to additional paid in capital. Below is the pro forma ownership of New Sitio after giving effect to the Transactions, as well as the ownership by share class.

	Shares at Closing	Shares at Closing (after giving effect to the Exchange)	Percent Ownership
Brigham Stockholders — Class A	56,137,112	63,603,347	41%
Brigham Stockholders — Class C	6,270,684	7,104,684	5%

Total Brigham Stockholders	62,407,796	70,708,031	46%

Sitio Stockholders — Class A	12,706,082	12,706,082	8%
Sitio Stockholders — Class C	71,134,752	71,134,752	46%

Total Sitio Stockholders	83,840,834	83,840,834	54%

Total Shares	146,248,630	154,548,865	100%

Total Class A Shares	68,843,194	76,309,429	49%
Total Class C Shares	77,405,436	78,239,436	51%

3.	Unaudited Pro Forma Condensed Consolidated Combined Statement of Operations

Desert Peak Adjustments

A.	Reflects oil and gas operations of properties acquired in the Chambers Acquisition.

B.	Reflects the historical statement of operations of certain oil and gas properties acquired in the Rock Ridge Acquisition.

C.	Reflects the historical statement of revenues and direct operating expenses of certain oil and gas properties acquired in the Source Acquisition.

Falcon Merger Transaction Adjustments

D.	Reflects the elimination of revenues and operating expenses included in the results of operations of KMF related to the water business of KMF and KMF Water, LLC that will not be included in New Sitio.

E.

Reflects the elimination of the commodity derivative losses associated with the Rock Ridge Acquisition. In accordance with the terms of the related purchase and sale agreement, the seller was obligated to terminate the derivative contracts prior to the closing of the Rock Ridge Acquisition.

F.

Represents the impact of one-time, nonrecurring transaction costs associated with the Falcon Merger. The majority of these incremental costs were reflected in the historical consolidated statements of operations of Falcon and Sitio for the nine months ended September 30, 2022 but are reflected in the unaudited pro forma condensed consolidated statement of operations as an increase to general and administrative expense as they are expensed by Falcon and Sitio as incurred.

G.

Represents the grant and vesting of one-time restricted stock units to certain of Sitio’s executive officers and employees in connection with the Falcon Merger under Sitio’s Long Term Incentive Plan. Such restricted stock units have been granted on June 7, 2022 and vest on June 7, 2023, but for purposes of the unaudited pro forma financial statements were reflected to have been granted and vested in 2021.

H.

Reflects the pro forma impact to depletion expense associated with the change in fair value adjustment to oil and gas properties as a result of the Falcon Merger, Chambers Acquisition, Rock Ridge Acquisition and Source Acquisition. Pro forma depletion expense was calculated on a consolidated basis as though all such properties were owned for the entire period. This number was then offset by the historical depletion expense related to Falcon, KMF and the Rock Ridge Acquisition presented in the Falcon, KMF and Rock Ridge Acquisition columns, respectively, in the pro forma statement of operations, and the remaining amount was included as an Acquisition Adjustment on the face of the pro forma statement of operations. There is no historical depletion expense related to the Chambers Acquisition or Source Acquisition. The adjustment reflected under Transaction Adjustments was calculated using the units-of-production method under the successful efforts method of accounting (in thousands).

For the nine months ended September 30, 2022

Depletion expense related to the fair value of the oil and gas properties of Sitio and those acquired in the Chambers Acquisition, Rock Ridge Acquisition and Source Acquisition	$54,057
Less KMF historical depletion expense	(66,814)

Sitio Predecessor Transaction Adjustments to depletion expense	$(12,757)

Depletion expense related to the fair value of the oil and gas properties of Falcon	$23,526
Less Falcon historical depletion expense	(6,450)

Transaction Adjustments to depletion expense	$17,076

For the year ended December 31, 2021

Depletion expense related to the fair value of the oil and gas properties of KMF and those acquired in the Chambers Acquisition, Rock Ridge Acquisition and Source Acquisition	$57,041
Less KMF historical depletion expense	(40,318)
Less Rock Ridge historical depletion expense	(3,353)

Sitio Predecessor Transaction Adjustments to depletion expense	$13,370

Depletion expense related to the fair value of the oil and gas properties of Falcon	$17,240
Less Falcon historical depletion expense	(15,233)

Transaction Adjustments to depletion expense	$2,007

I.

Reflects the management fee expenses of KMF (the Sitio Predecessor) that were paid as compensation for services rendered in the management of the partnership. The management fee expenses represent the charge for managing the investment fund and did not include general and administrative expenses related to operating the business. The administrative expenses incurred by and reimbursed to management are presented in the general and administrative line item on the consolidated statement of operations. While a pro forma adjustment has not been made to eliminate the management fee expenses, Sitio no longer incurs any management fees after completion of the Falcon Merger.

J.	Reflects a pro forma adjustment to reclassify lease bonus and other income and commodity derivatives losses of Falcon to conform to Sitio’s presentation.

K.

Reflects estimated income tax provision associated with Sitio’s historical results of operations assuming its earnings had been subject to federal and state income tax as a subchapter C corporation using a blended statutory rate of 23% for the period noted. This rate is inclusive of U.S. federal and state taxes. The calculation of future net income tax expense is performed on a year-by-year basis by taking into account each year’s projected revenues, operating expenses, depreciation, depletion, and other factors in arriving at each year’s tax outflow. As such, the effective rate utilized in this calculation can differ from the blended statutory rate.

L.

Reflects the elimination of net income attributable to non-controlling interest of KMF (the Sitio Predecessor), Falcon, and Brigham historical consolidated financial statements, as the non-controlling interest will not exist subsequent to the Transactions. Also reflects the elimination of net income attributable to the Sitio Predecessor. In addition, management estimated the net income attributable to the New Sitio Class C Common Stock that will be classified as temporary equity on New Sitio’s consolidated balance sheet subsequent to the Transactions.

M.

Reflects basic and diluted earnings (loss) per common shares of New Sitio Class A Common Stock as shown below for the applicable period, computed using the two-class method (in thousands, except per share data):

For the nine months ended September 30, 2022

Numerator:
Net income attributable to Class A stockholders	$119,313
Less: Earnings allocated to participating securities	(924)

Net income attributable to Class A stockholders — basic	$118,389

Plus: Net income attributable to temporary equity(1)	—
Net income attributable to Class A stockholders — diluted	$118,389

Denominator(1):
Weighted average shares outstanding — basic	76,309
Effect of dilutive securities(1)	—

Weighted average shares outstanding — diluted	76,309

Net income per common share — basic	$1.55
Net income per common share — diluted	$1.55

(1)	For the nine months ended September 30, 2022, Class C common stock was not included in the calculation of diluted earnings per share as the effect would have been antidilutive.

For the year ended December 31, 2021

Numerator:
Net loss attributable to Class A stockholders	$(5,993)
Less: Earnings allocated to participating securities	(1,027)

Net (loss) attributable to Class A stockholders — basic	$(7,020)

Plus: Net (loss) attributable to temporary equity(1)	—
Net (loss) attributable to Class A stockholders — diluted	$(7,020)

Denominator(1):
Weighted average shares outstanding — basic	76,309
Effect of dilutive securities(1)	—

Weighted average shares outstanding — diluted	76,309

Net loss per common share — basic	$(0.09)
Net loss per common share — diluted	$(0.09)

(1)	For the year ended December 31, 2021, Class C common stock was not included in the calculation of diluted loss per share as the effect would have been antidilutive.

Transaction Adjustments

N.

Reflects the pro forma impact to depletion expense associated with the change in fair value adjustment to oil and gas properties as a result of the merger agreement. Pro forma depletion expense was calculated on a consolidated basis as though all such properties were owned for the entire period. This number was then offset by the historical depletion expense related to Brigham as presented in the in the Brigham historical column in the pro forma statement of operations, and the remaining amount was included as an Acquisition Adjustment on the face of the pro forma statement of operations. The adjustment reflected under Transaction Adjustments was calculated using the units-of-production method under the successful efforts method of accounting (in thousands).

For the nine months ended September 30, 2022

Depletion expense related to the fair value of the oil and gas properties of Brigham	$69,365
Less Brigham historical depletion expense	(40,378)

Transaction Adjustments to depletion expense	$28,987

For the year ended December 31, 2021

Depletion expense related to the fair value of the oil and gas properties of Brigham	$85,077
Less Brigham historical depletion expense	(36,446)

Transaction Adjustments to depletion expense	$48,631

O.

Represents adjustments to conform general and administrative expenses that were previously capitalized by Brigham under the full cost method of accounting to the respective expense line items based on Sitio’s presentation under the successful efforts method of accounting.

P.

Represents the impact of one-time, nonrecurring transaction costs associated with the Transactions. These transaction costs are based on preliminary estimates, and the final amounts and the resulting effect on New Sitio’s financial position may differ significantly. These incremental costs are not yet reflected in the historical consolidated statements of operations of Brigham and Sitio for the nine months ended September 30, 2022 and for the year ended December 31, 2021, but are reflected in the unaudited pro forma condensed consolidated statement of operations as an increase to general and administrative expense as they will be expensed by Brigham and Sitio as incurred.

4.	Supplementary Disclosure of Oil and Natural Gas Operations

The following tables present the estimated pro forma proved reserve information as of December 31, 2021, along with a summary of changes in quantities of remaining proved reserves during the year ended December 31, 2021.

The following estimated pro forma reserve information is not necessarily indicative of the results that might have occurred had the Transactions been completed on December 31, 2021 and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors, including those described under “Risk Factors.”

	Balance, December 31, 2020	Revisions	Extensions	Acquisition of reserves	Divestiture of reserves	Production	Balance, December 31, 2021
Kimmeridge Mineral Fund, LP
Oil (MBbls)	5,075	180	610	7,240	—	(1,261)	11,844
Natural Gas (MMcf)	23,402	6,531	1,991	19,165	—	(4,746)	46,343
Natural Gas Liquids (MBbls)	2,825	405	216	2,076	—	(499)	5,023

Total (MBOE)	11,800	1,674	1,158	12,511	—	(2,551)	24,592

Chambers Acquisition
Oil (MBbls)	775	(5)	—	—	(713)	(57)	—
Natural Gas (MMcf)	2,694	(447)	—	—	(2,108)	(139)	—
Natural Gas Liquids (MBbls)	326	48	—	—	(349)	(25)	—

Total (MBOE)	1,550	(32)	—	—	(1,413)	(105)	—

Rock Ridge Acquisition
Oil (MBbls)	3,564	(1,781)	—	—	(1,620)	(163)	—
Natural Gas (MMcf)	8,132	(3,551)	—	—	(4,095)	(486)	—
Natural Gas Liquids (MBbls)	1,325	(834)	—	—	(438)	(53)	—

Total (MBOE)	6,244	(3,207)	—	—	(2,740)	(297)	—

Source Acquisition
Oil (MBbls)	1,515	347	—	—	(1,585)	(277)	—
Natural Gas (MMcf)	4,033	847	—	—	(4,423)	(457)	—
Natural Gas Liquids (MBbls)	359	69	—	—	(394)	(34)	—

Total (MBOE)	2,546	557	—	—	(2,716)	(387)	—

Falcon Minerals Corporation
Oil (MBbls)	9,742	(1,571)	326	22	—	(756)	7,763
Natural Gas (MMcf)	48,536	(3,109)	1,777	34	—	(3,801)	43,437
Natural Gas Liquids (MBbls)	2,186	159	122	5	—	(230)	2,242

Total (MBOE)	20,017	(1,930)	744	33	—	(1,620)	17,245

Brigham Minerals, Inc.
Oil (MBbls)	13,200	1,053	1,666	2,739	(71)	(1,677)	16,910
Natural Gas (MMcf)	43,644	10,107	4,404	14,683	(780)	(5,886)	66,172
Natural Gas Liquids (MBbls)	4,590	1,706	623	1,662	(73)	(642)	7,866

Total (MBOE)	25,063	4,444	3,024	6,849	(275)	(3,300)	35,805

Pro Forma
Oil (MBbls)	33,871	(1,777)	2,602	10,001	(3,989)	(4,191)	36,517
Natural Gas (MMcf)	130,441	10,378	8,172	33,882	(11,406)	(15,515)	155,952
Natural Gas Liquids (MBbls)	11,611	1,553	961	3,743	(1,254)	(1,483)	15,131

Total (MBOE)	67,220	1,506	4,926	19,393	(7,144)	(8,260)	77,642

	Proved Developed and Undeveloped Reserves
	Developed as of December 31, 2020	Undeveloped as of December 31, 2020	Balance, December 31, 2020	Developed as of December 31, 2021	Undeveloped as of December 31, 2021	Balance, December 31, 2021
Kimmeridge Mineral Fund, LP
Oil (MBbls)	3,731	1,344	5,075	9,285	2,559	11,844
Natural Gas (MMcf)	19,505	3,897	23,402	40,747	5,596	46,343
Natural Gas Liquids (MBbls)	2,352	473	2,825	4,417	606	5,023

Total (MBOE)	9,334	2,467	11,800	20,494	4,098	24,592

Chambers Acquisition
Oil (MBbls)	596	179	775	—	—	—
Natural Gas (MMcf)	2,088	606	2,694	—	—	—
Natural Gas Liquids (MBbls)	253	73	326	—	—	—

Total (MBOE)	1,196	354	1,550	—	—	—

Rock Ridge Acquisition
Oil (MBbls)	1,469	2,095	3,564	—	—	—
Natural Gas (MMcf)	3,723	4,409	8,132	—	—	—
Natural Gas Liquids (MBbls)	599	726	1,325	—	—	—

Total (MBOE)	2,688	3,556	6,244	—	—	—

Source Acquisition
Oil (MBbls)	1,060	455	1,515	—	—	—
Natural Gas (MMcf)	3,244	789	4,033	—	—	—
Natural Gas Liquids (MBbls)	289	70	359	—	—	—

Total (MBOE)	1,890	656	2,546	—	—	—

Falcon Minerals Corporation
Oil (MBbls)	3,291	6,451	9,742	2,738	5,025	7,763
Natural Gas (MMcf)	19,755	28,781	48,536	19,098	24,339	43,437
Natural Gas Liquids (MBbls)	1,164	1,022	2,186	1,183	1,059	2,242

Total (MBOE)	7,747	12,270	20,017	7,104	10,141	17,245

Brigham Minerals, Inc.
Oil (MBbls)	9,403	3,797	13,200	13,148	3,762	16,910
Natural Gas (MMcf)	31,873	11,771	43,644	56,372	9,800	66,172
Natural Gas Liquids (MBbls)	3,426	1,164	4,590	6,367	1,499	7,866

Total (MBOE)	18,141	6,922	25,063	28,911	6,894	35,805

Pro Forma
Oil (MBbls)	19,550	14,321	33,871	25,171	11,346	36,517
Natural Gas (MMcf)	80,188	50,253	130,441	116,217	39,735	155,952
Natural Gas Liquids (MBbls)	8,083	3,528	11,611	11,967	3,164	15,131

Total (MBOE)	40,996	26,225	67,220	56,509	21,133	77,642

Standardized Measure of Discounted Future Cash Flows

The following pro forma standardized measure of the discounted net future cash flows and changes applicable to KMF’s proved reserves reflect the effect of income taxes assuming KMF’s standardized measure had been subject to federal and state income tax as a subchapter C corporation. The future cash flows are discounted at 10% per year and assume continuation of existing economic conditions.

The standardized measure of discounted future net cash flows, in management’s opinion, should be examined with caution. The basis for this table is the reserve studies audited by independent petroleum engineering consultants, which contain imprecise estimates of quantities and rates of production of reserves. Revisions of previous year estimates can have a significant impact on these results. Also, estimates of new discoveries and undeveloped locations are more imprecise than estimates of established proved producing oil and gas properties. Accordingly, these estimates are expected to change as future information becomes available. Therefore, the standardized measure of discounted future net cash flows is not necessarily indicative of the fair value of KMF’s proved oil and natural gas properties.

The data presented should not be viewed as representing the expected cash flows from or current value of existing proved reserves since the computations are based on a large number of estimates and assumptions. Reserve quantities cannot be measured with precision and their estimation requires many judgmental determinations and frequent revisions. Actual future prices and costs are likely to be substantially different from the prices and costs utilized in the computation of reported amounts.

The pro forma standardized measure of discounted estimated future net cash flows was as follows as of December 31, 2021 (in thousands):

	KIMMERIDGE MINERAL FUND, LP	FALCON MINERALS CORPORATION	BRIGHAM MINERALS, INC.	CORPORATE REORGANIZATION	PRO FORMA
Future oil and natural gas sales	$1,068,652	$708,450	$1,512,784	$—	$3,289,886
Future production costs	(90,137)	(51,256)	(109,849)	—	(251,242)
Future income tax expense	(5,302)	(42,787)	(214,311)	(35,505)	(297,905)

Future net cash flows	973,213	614,407	1,188,624	(35,505)	2,740,739

10% annual discount	(437,910)	(267,005)	(549,768)	15,542	(1,239,141)

Standardized measure of discounted future net cash flows	$535,303	$347,402	$638,856	$(19,963)	$1,501,598

Pro forma income tax expense is calculated using the estimated statutory rate of 23%. The pro forma future income tax expense, as calculated, is lower than the statutory rate due to the tax basis related to the acquired properties.

The change in the pro forma standardized measure of discounted estimated future net cash flows were as follows for the year ended December 31, 2021 (in thousands):

	KIMMERIDGE MINERAL FUND, LP	CHAMBERS ACQUISITION	ROCK RIDGE ACQUISITION	SOURCE ACQUISITION	FALCON MINERALS CORPORATION	BRIGHAM MINERALS, INC.	CORPORATE REORGANIZATION	PRO FORMA
Balance at the beginning of the period	$123,559	$17,838	$72,639	$39,965	$251,812	$270,768	$—	$776,581
Net change in prices and production costs	119,993	12,877	35,964	28,437	186,943	268,687	—	652,901
Sales, net of production costs	(111,691)	(3,858)	(10,054)	(18,437)	(65,181)	(140,561)	—	(349,782)
Extensions and discoveries	29,853	—	—	—	15,048	74,305	—	119,206
Acquisitions of reserves	326,192	—	—	—	1,026	151,547	—	478,765
Divestiture of reserves	—	(30,424)	(68,318)	(69,721)	—	(2,375)	—	(170,838)
Revisions of previous quantity estimates	43,843	—	—	—	(29,572)	106,664	—	120,935
Net change in income taxes	(2,205)	—	—	—	(20,810)	(87,960)	(19,963)	(130,938)
Accretion of discount	12,426	1,784	7,264	3,997	25,553	23,763	—	74,787
Changes in timing and other	(6,667)	1,783	(37,495)	15,759	(17,417)	(25,982)	—	(70,019)

Balance at the end of the period	$535,303	$—	$—	$—	$347,402	$638,856	$(19,963)	$1,501,598